     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 20, 2000
                                                    REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

                                LUCENT EN CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                   DELAWARE                                      22-3713430
         (STATE OR OTHER JURISDICTION                         (I.R.S. EMPLOYER
      OF INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)
             211 MOUNT AIRY ROAD                                   07920
              BASKING RIDGE, NJ                                  (ZIP CODE)
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (908) 953-6000

                            ------------------------

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

             TITLE OF EACH CLASS                       NAME OF EACH EXCHANGE ON WHICH
             TO BE SO REGISTERED                       EACH CLASS IS TO BE REGISTERED
             -------------------                       ------------------------------
                COMMON STOCK,                             NEW YORK STOCK EXCHANGE
           PAR VALUE $.01 PER SHARE

        SERIES A JUNIOR PARTICIPATING                     NEW YORK STOCK EXCHANGE
       PREFERRED STOCK PURCHASE RIGHTS

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      NONE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                LUCENT EN CORP.

               I.  INFORMATION INCLUDED IN INFORMATION STATEMENT
                    AND INCORPORATED IN FORM 10 BY REFERENCE

              CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
                              AND ITEMS OF FORM 10

ITEM
NO.                    CAPTION                             LOCATION IN INFORMATION STATEMENT
----                   -------                             ---------------------------------
 1.    Business...............................    "Summary," "The Distribution," "Risk Factors,"
                                                  "Forward Looking Statements," "Capitalization,"
                                                  "Management's Discussion and Analysis of Financial
                                                  Condition and Results of Operations," "Business"
                                                  and "Relationship Between Lucent and Our Company
                                                  After the Distribution"
 2.    Financial Information..................    "Summary," "Selected Historical Financial
                                                  Information," "Unaudited Pro Forma Condensed
                                                  Financial Statements" and "Management's Discussion
                                                  and Analysis of Financial Condition and Results of
                                                  Operations"
 3.    Properties.............................    "Business -- Properties"
 4.    Securities Ownership of Our Beneficial
         Owners and Management................    "The Distribution," "Management" and "Ownership of
                                                  Our Common Stock"
 5.    Directors and Executive Officers.......    "Management"
 6.    Executive Compensation.................    "Management" and "Ownership of Our Common Stock"
 7.    Our Relationships and Related
         Transactions.........................    "Relationship Between Lucent and Our Company After
                                                  the Distribution" and "Management -- Employment
                                                  Agreements and Other Relationships"
 8.    Legal Proceedings......................    "Business -- Legal Proceedings"
 9.    Market Price of and Dividends on the
         Registrant's Common Equity and
         Related Shareowner Matters...........    "The Distribution," "Dividend Policy" and
                                                  "Description of Capital Stock"
10.    Recent Sales of Unregistered
         Securities...........................    Not Included (see Part II below)
11.    Description of Registrant's Securities
         to be Registered.....................    "The Distribution," "Dividend Policy" and
                                                  "Description of Capital Stock"
12.    Indemnification of Directors and
         Officers.............................    "Indemnification of Directors and Officers"
13.    Financial Statements and Supplementary
         Data.................................    "Unaudited Pro Forma Condensed Financial
                                                  Statements" and "Index to Combined Financial
                                                  Statements"
14.    Changes In and Disagreements with
         Accountants on Accounting and
         Financial Matters....................    Not Applicable
15.    Financial Statements and Exhibits......    "Unaudited Pro Forma Condensed Financial
                                                  Statements" and "Index to Combined Financial
                                                  Statements"

             II.  INFORMATION NOT INCLUDED IN INFORMATION STATEMENT

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

     Lucent EN Corp. was incorporated under the laws of the State of Delaware on February 16, 2000. Lucent EN issued 1,000 shares of its common stock, par value $.01 per share, to Lucent Technologies Inc., a Delaware corporation, in consideration of a capital contribution of $10.00 by Lucent Technologies Inc. Such issuance was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof because such issuance did not involve any public offering of securities.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements filed as part of this registration statement

     Combined Financial Statements:
       Combined Statements of Income for the three fiscal
        years ended September 30, 1999 and the six months
        ended March 31, 2000 and 1999 (unaudited)...........  F-3
       Combined Balance Sheets as of September 30, 1998 and
        1999 and March 31, 2000 (unaudited).................  F-4
       Combined Statements of Changes in Invested Equity for
        the three fiscal years ended September 30, 1999 and
        the six months ended March 31, 2000 and 1999
        (unaudited).........................................  F-5
       Combined Statements of Cash Flows for the three
        fiscal years ended September 30, 1999 and the six
        months ended March 31, 2000 and 1999 (unaudited)....  F-6
     Financial Statement Schedule:
       Schedule II- Valuation and Qualifying Accounts for
        the three fiscal years ended September 30, 1999.....  S-1

     (b) Exhibits

EXHIBIT
NO.                               DESCRIPTION
-------                           -----------
  2       Contribution and Distribution Agreement*
  3.1     Amended and Restated Certificate of Incorporation of Lucent
          EN Corp.*
  3.2     Amended and Restated By-laws of Lucent EN Corp.*
  4.1     Specimen Common Share certificate*
  4.2     Amended and Restated Certificate of Incorporation of Lucent
          EN Corp. (filed as Exhibit 3.1 hereto)*
  4.3     Amended and Restated By-laws of Lucent EN Corp. (filed as
          Exhibit 3.2 hereto)*
  4.4     Rights Agreement between Lucent EN Corp. and The Bank of New
          York, as Rights Agent*
  4.5     Form of Articles of Amendment of the Articles of
          Incorporation of Lucent EN Corp. (attached as Exhibit A to the Rights Agreement filed as Exhibit 4.4 hereto)*
  4.6     Form of Right Certificate (attached as Exhibit B to the
          Rights Agreement filed as Exhibit 4.4 hereto)*
 10.1     Contribution and Distribution Agreement (filed as Exhibit 2 hereto)*
 10.2     Interim Services and Systems Replication Agreement*
 10.3     Employee Benefits Agreement*
 10.4     Tax Sharing Agreement*
 10.5     Lucent EN Corp. Short Term Incentive Plan*
 10.6     Lucent EN Corp. 2000 Long Term Incentive Plan*
 10.7     Lucent EN Corp. 2000 Long Term Incentive Plan Restricted
          Stock Unit Award Agreement*
 10.8     Lucent EN Corp. 2000 Long Term Incentive Plan Nonstatutory
          Stock Option Agreement*
 10.9     Lucent EN Corp. Deferred Compensation Plan*
 10.10    Employment Agreement of Mr. Peterson, dated August 8, 1995*
 10.11    Lucent EN Corp. Supplemental Pension Plan*
 10.12    Lucent EN Corp. 2000 Stock Compensation Plan for
          Non-Employee Directors*

EXHIBIT
NO.                               DESCRIPTION
-------                           -----------
 11       Statement re: Computation of Per Share Earnings*
 21       List of Subsidiaries of Lucent EN Corp.*
 27       Financial Data Schedule**
 99.1     Lucent EN Corp. Preliminary Information Statement dated June
          20, 2000**

---------------
 * To be filed by amendment.

** Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          LUCENT EN CORP.
                                          (Registrant)

                                          By: /s/ DONALD K. PETERSON
                                            ------------------------------------
                                              Name: Donald K. Peterson
                                              Title: President and Chief
                                              Executive Officer

Date: June 20, 2000

                               INDEX TO EXHIBITS

EXHIBIT
NO.                               DESCRIPTION
-------                           -----------
  2       Contribution and Distribution Agreement*
  3.1     Amended and Restated Certificate of Incorporation of Lucent
          EN Corp.*
  3.2     Amended and Restated By-laws of Lucent EN Corp.*
  4.1     Specimen Common Share certificate*
  4.2     Amended and Restated Certificate of Incorporation of Lucent
          EN Corp. (filed as Exhibit 3.1 hereto)*
  4.3     Amended and Restated By-laws of Lucent EN Corp. (filed as
          Exhibit 3.2 hereto)*
  4.4     Rights Agreement between Lucent EN Corp. and The Bank of New
          York, as Rights Agent*
  4.5     Form of Articles of Amendment of the Articles of
          Incorporation of Lucent EN Corp. (attached as Exhibit A to the Rights Agreement filed as Exhibit 4.4 hereto)*
  4.6     Form of Right Certificate (attached as Exhibit B to the
          Rights Agreement filed as Exhibit 4.4 hereto)*
 10.1     Contribution and Distribution Agreement (filed as Exhibit 2 hereto)*
 10.2     Interim Services and Systems Replication Agreement*
 10.3     Employee Benefits Agreement*
 10.4     Tax Sharing Agreement*
 10.5     Lucent EN Corp. Short Term Incentive Plan*
 10.6     Lucent EN Corp. 2000 Long Term Incentive Plan*
 10.7     Lucent EN Corp. 2000 Long Term Incentive Plan Restricted
          Stock Unit Award Agreement*
 10.8     Lucent EN Corp. 2000 Long Term Incentive Plan Nonstatutory
          Stock Option Agreement*
 10.9     Lucent EN Corp. Deferred Compensation Plan*
 10.10    Employment Agreement of Mr. Peterson, dated August 8, 1995*
 10.11    Lucent EN Corp. Supplemental Pension Plan*
 10.12    Lucent EN Corp. 2000 Stock Compensation Plan for
          Non-Employee Directors*
 11       Statement re: Computation of Per Share Earnings*
 21       List of Subsidiaries of Lucent EN Corp.*
 27       Financial Data Schedule**
 99.1     Lucent EN Corp. Preliminary Information Statement dated June
          20, 2000**

---------------
 * To be filed by amendment.

** Filed herewith.